Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(237,535)
Realized Trading Gain (Loss) on Short-Term Investments	(10)
Unrealized Gain (Loss) on Market Value of Futures	281,560
Interest Income	1,904
ETF Transaction Fees	350
Total Income (Loss)	$46,269

Expenses
General Partner Management Fees	$1,724
Professional Fees	4,431
Brokerage Commissions	409
Non-interested Directors' Fees and Expenses	20
Prepaid Insurance Expense	102
NYMEX License Fee	43
SEC & FINRA Registration Expense	620
Total Expenses	7,349
Expense Waiver	(5,193)
Net Expenses	$2,156
Net Income (Loss)	$44,113

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/17	$3,579,737
Withdrawals (50,000 Shares)	(751,375)
Net Income (Loss)	44,113

Net Asset Value End of Month	$2,872,475
Net Asset Value Per Share (200,000 Shares)	$14.36

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612